UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2020

DMY TECHNOLOGY GROUP, INC. II

(Exact name of registrant as specified in its charter)

Delaware	001- 39444	84-1502857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100

Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DMYD.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	DMYD	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DMYD WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 27, 2020, dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Maven Topco Limited, a company incorporated under the laws of Guernsey (the “Company”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub” and, together with the Company, MidCo and NewCo, the “Target Companies”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination are referred to herein as the “Business Combination.” Capitalized terms used in this report without definition shall have the meanings assigned to them in the Business Combination Agreement.

Business Combination Agreement

Consideration and Structure

Pursuant to the Business Combination Agreement, subject to the terms and conditions therein, prior to the closing of the Business Combination (the “Closing”), the Company will undergo a pre-closing reorganization (the “Reorganization”) wherein all existing classes of shares of the Company (except for certain preference shares of the Company which will be redeemed and cancelled as part of the Reorganization (the “Redemption”)) will be exchanged for newly issued ordinary shares of NewCo (“NewCo ordinary shares”). As described in the Business Combination Agreement, solely with respect to the shares of the Company that are unvested prior to such reorganization and provided that the holders of such shares have executed and delivered support agreements agreeing to the vesting and restrictions provisions therein, such shares shall be exchanged for NewCo ordinary shares but shall be subject to the vesting and restrictions as set forth therein (“Restricted Shares”). Following the Reorganization, upon the closing of the Business Combination, the shareholders of the Company will hold: (1) that number of NewCo ordinary shares equal to the quotient obtained by dividing (i) $1,400,000,000 less the amount needed to repay certain Company shareholder loans, less the amount used to pay for the Redemption and less the amount, if any, to repurchase certain NewCo ordinary shares, in each case, in accordance with the terms of the Business Combination Agreement, by (ii) $10.00, and (2) the Restricted Shares. As described in the Business Combination Agreement, Available Distributable Cash (where Available Distributable Cash means the cash in dMY’s trust account, less amounts required for the dMY Share Redemptions plus the aggregate proceeds received by NewCo from the PIPE Investment (as defined below)) shall be disbursed or allocated (including to NewCo’s balance sheet) in accordance with a distribution and allocation waterfall as more specifically set forth in the Business Combination Agreement.

Pursuant to the Business Combination Agreement, subject to the satisfaction or waiver of certain conditions set forth therein, the following shall occur: (a) effective as of immediately prior to the Merger Effective Time, dMY’s issued and outstanding shares of dMY Class B common stock, subject to the terms of the Founder Holder Consent Letter (as defined and described below), will convert automatically on a one-for-one basis into shares of dMY Class A common stock; and (b) on the Closing Date, Merger Sub will merge with and into dMY, with dMY continuing as the surviving company, as a result of which (i) dMY will become a wholly-owned subsidiary of NewCo; (ii) each issued and outstanding unit of dMY, consisting of one share of dMY Class A common stock and one-third of one warrant (the “dMY warrants”), shall be automatically detached, (iii) each issued and outstanding share of dMY Class A common stock, will be converted into the right to receive one NewCo ordinary share; (iv) each issued and outstanding dMY warrant to purchase a share of dMY Class A common stock will become exercisable for one NewCo ordinary share (the “NewCo warrants”); and (v) dMY and NewCo will each change its name to a mutually agreed upon name.

Representations, Warranties and Covenants

The parties to the Business Combination Agreement have agreed to customary representations and warranties for transactions of this type. The representations and warranties made under the Business Combination Agreement will not survive the Closing, and no party to the Business Combination Agreement will have any liabilities to such other parties, other than claims for fraud, with respect to the making of its applicable representations and warranties. In addition, the parties to the Business Combination Agreement agreed to be bound by certain customary covenants for transactions of this type, including, among others, covenants with respect to the conduct of the Company, NewCo, dMY and their respective subsidiaries during the period between execution of the Business Combination Agreement and the Closing. The covenants made under the Business Combination Agreement will not survive the Closing, unless by their terms they are to be performed in whole or in part after the Closing. Each of the parties to the Business Combination Agreement has agreed to use its commercially reasonable efforts to cause the Business Combination to be consummated after the date of the execution of the Business Combination Agreement in the most expeditious manner practicable.

Conditions to Closing

Under the Business Combination Agreement, the obligations of the parties (or, in some cases, some of the parties) to consummate the Business Combination are subject to the satisfaction or waiver of certain customary closing conditions of the respective parties, including, without limitation: (i) the approval and adoption of the Business Combination Agreement and transactions contemplated thereby and certain other matters by the requisite vote of dMY’s stockholders; (ii) the effectiveness of the Registration Statement (as defined below); (iii) the approval of the listing of the NewCo ordinary shares and NewCo warrants on the New York Stock Exchange; (iv) dMY having Minimum Cash equaling at least $315 million (where Minimum Cash means the cash in dMY’s trust account, less amounts required for the dMY Share Redemptions and less 33% of the aggregate amount of transaction expenses incurred by the parties to the Business Combination Agreement plus the aggregate proceeds received by NewCo from the PIPE Investment (as defined below)); and (v) material compliance by the parties with their respective covenants, and the accuracy of each party’s representations and warranties in the Business Combination Agreement, in each case subject to certain materiality standards contained in the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, without limitation, (i) upon the mutual written consent of the Company and dMY, (ii) by dMY, on the one hand, or the Company, on the other hand, as a result of certain material breaches by the counterparties to the Business Combination Agreement that remain uncured after any applicable cure period and (iii) by the Company or dMY if the Closing has not occurred on or before the date that is the June 11, 2021; provided, however, that such termination right is not available to the applicable party if such party is in material breach of its representations, warranties, covenants or agreements under the Business Combination Agreement.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. It is not intended to provide any other factual information about the parties to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in dMY’s public disclosures.

Other Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the below:

Founder Holders Forfeiture Agreement

In connection with the execution of the Business Combination Agreement, dMY’s initial stockholders (including the Sponsor) (the “Founder Holders”), NewCo and dMY have entered into the Founder Holders Forfeiture Agreement (the “Founder Holders Forfeiture Agreement”), pursuant to which the Founder Holders have agreed to forfeit for no consideration up to 1,035,000 shares of dMY Class A Common Stock in the aggregate to the extent that the Minimum Cash does not equal at least $415,000,000 (as more fully described in the Founder Holders Forfeiture Agreement).

The foregoing description of the Founder Holders Forfeiture Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Holders Forfeiture Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Founder Holders Consent Letter

In connection with the execution of the Business Combination Agreement, the Founder Holders, NewCo and dMY have entered into the Founder Holders Consent Letter (the “Founder Holders Consent Letter”), pursuant to which, among other things, the Founder Holders have agreed to waive any and all anti-dilution rights described in dMY’s Amended and Restated Certificate of Incorporation with respect to the shares of dMY Class A common stock held by the Founder Holders (which shares of dMY Class A common stock are issued immediately prior to the Closing upon the automatic conversion of the shares of dMY Class B common stock held by the Founder Holders).

The foregoing description of the Founder Holders Consent Letter does not purport to be complete and is qualified in its entirety by the terms and conditions of the Founder Holders Consent Letter, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Investor Rights Agreement

At the Closing, dMY, the Founder Holders, Maven TopHoldings SARL (“Apax”), certain shareholders who are officers and employees of the Target Companies (“Management”), certain other existing shareholders of the Company (the “Co-Investors”, and together with Apax and Management, the “Sellers”), and NewCo will enter into an Investor Rights Agreement (the “Investor Rights Agreement”), pursuant to which, among other things, (i) dMY and the Founder Holders will agree to terminate the Registration Rights Agreement, dated as of August 13, 2020, entered into in connection with dMY’s initial public offering, (ii) NewCo will provide certain registration rights for the NewCo ordinary shares and NewCo warrants held by the parties to the Investor Rights Agreement, (iii) at the Closing, the the board of directors of NewCo will be comprised of two directors designated by the Sponsor, six directors designated by the Sellers, and the Chief Executive Officer of NewCo; (iv) Management, the Founder Holders, Apax and the Co-Investors will agree not to transfer, sell, assign or otherwise dispose of the NewCo ordinary shares held by such person for 12 months following the Closing (with respect to Management and Founder Holders) and 6 months following the Closing (with respect to Apax and the Co-Investors), in each case subject to certain exceptions and as more fully described in the Investor Rights Agreement.

Transaction Support Agreement

In connection with the execution of the Business Combination Agreement, NewCo, the Company, dMY and the shareholders party thereto (the “TSA Shareholders”) entered into Transaction Support Agreements (the “TSAs”), pursuant to which, among other things, the TSA Shareholders have agreed to vote their outstanding shares of the Company at any meeting of the Company in favor of the transactions contemplated by the Business Combination Agreement, and provided a power of attorney to Apax to take certain actions in connection with the transactions contemplated by the Business Combination Agreement on behalf of such shareholders.

The foregoing description of the TSAs does not purport to be complete and is qualified in its entirety by the terms and conditions of the TSAs, a copy of which was executed by Apax as a TSA Shareholder and attached hereto as Exhibit 10.3, and a form of which executed by the remaining TSA Shareholders is attached hereto as Exhibit 10.4.

Subscription Agreements

In connection with the execution of the Business Combination Agreement, NewCo and dMY entered into certain subscription agreements, each dated October 27, 2020 (the “Subscription Agreements”), with certain accredited and institutional investors, pursuant to which such investors have subscribed to purchase an aggregate of 33,000,000 NewCo ordinary shares (together, the “Subscriptions”), for a purchase price of $10.00 per share, for an aggregate purchase price of $330,000,000, to be issued immediately prior to or substantially concurrently with the Closing (the “PIPE Investment”). The obligations of each party to consummate the Subscriptions are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Business Combination Agreement. The NewCo ordinary shares to be issued in connection with the Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, NewCo intends to file a registration statement on Form F-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of dMY common stock in connection with dMY’s solicitation of proxies for the vote by dMY’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of NewCo to be issued in the Business Combination. dMY’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, dMY and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to dMY’s stockholders as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc. II, 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

dMY and its directors and executive officers may be deemed participants in the solicitation of proxies from dMY’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in dMY is contained in the Registration Statement on Form S-1, which was filed by dMY with the SEC on June 26, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc. II, 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

The Target Companies’ directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of dMY in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the Registration Statement when available.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. These forward-looking statements include, without limitation, dMY and Target Companies’ and NewCo’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the proposed Business Combination and the timing of the completion of the Business Combination. For example, projections of future enterprise value, revenue and other metrics are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by dMY and its management, NewCo and Target Companies and their management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Business Combination; (2) the outcome of any legal proceedings that may be instituted against dMY, Target Companies, the combined company or others; (3) the inability to complete the Business Combination due to the failure to obtain approval of the shareholders of dMY, to obtain financing to complete the Business Combination or to satisfy other conditions to closing; (4) changes to the proposed structure of the Business Combination that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations of dMY or Target Companies’ as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that dMY, Target Companies or the combined company may be adversely affected by other economic, business, and/or competitive factors; (11) the impact of COVID-19 on the Company’s business and/or the ability of the parties to complete the proposed business combination; (12) Target Companies’ estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding

Forward-Looking Statements” in dMY’s final prospectus relating to its initial public offering dated August 17, 2020 and in subsequent filings with the Securities and Exchange Commission (“SEC”), including the proxy statement relating to the Business Combination expected to be filed by dMY.

Nothing in this Current Report on Form 8-K should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. None of dMY, Target Companies’ or Newco undertake any duty to update these forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of October 27, 2020, by and among dMY, the Company, MidCo, NewCo and the Sponsor.

10.1	Founder Holders Forfeiture Agreement, dated as of October 27, 2020, by and among the Founder Holders, NewCo and dMY.

10.2	Founder Holders Consent Letter, dated as of October 27, 2020, by and among the Founder Holders, NewCo and dMY.

10.3	Transaction Support Agreement, dated as of October 27, 2020, by and among NewCo, the Company, dMY and Maven TopHoldings S.a.r.l.

10.4	Form of Transaction Support Agreement.

10.5	Form of Subscription Agreement.

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). dMY agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMY TECHNOLOGY GROUP, INC. II

By:	/s/ Niccolo de Masi
Name: Niccolo de Masi
Title: Chief Executive Officer

Dated: October 27, 2020